CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying amended Quarterly Report on Form 10-QSB/A of Grant Enterprises, Inc. for the quarter ended March 31, 2007, I, Shahin Shadmer, Chief Executive Officer and Chief Financial Officer of Grant Enterprises, Inc. Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such amended Quarterly Report on Form 10-QSB/A for the period ended March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such amended Quarterly Report on Form 10-QSB/A for the period ended March 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of Grant Enterprises, Inc.

Dated: July 11, 2007

GRANT ENTERPRISES, INC.

By: /s/ Shahin Shadmer
Chief Executive Officer and
Chief Financial Officer